Exhibit 1.1

UNDERWRITING AGREEMENT

May 27, 2020

Brookfield Holdings (Alberta) Limited

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Brookfield Investments Corporation

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Brookfield Renewable Power Inc.

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

Dear Sirs/Mesdames:

Re: Offering of 10,236,000 Limited Partnership Units of Brookfield Renewable Partners L.P. by Brookfield Holdings (Alberta) Limited, Brookfield Investments Corporation and Brookfield Renewable Power Inc.

Scotia Capital Inc. (“Scotia Capital”), TD Securities Inc. (“TD Securities”) and CIBC World Markets Inc. (“CIBC”, and collectively with Scotia Capital and TD Securities, the “Representatives”) and HSBC Securities (Canada) Inc., Citigroup Global Markets Canada Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., MUFG Securities (Canada), Ltd., RBC Dominion Securities Inc., Merrill Lynch Canada Inc., Deutsche Bank Securities Inc., Barclays Capital Canada Inc., Credit Suisse Securities (Canada) Inc., Wells Fargo Securities Canada, Ltd., JP Morgan Securities Canada Inc., Industrial Alliance Securities Inc., Desjardins Securities Inc., BFIN Securities L.P., Manulife Securities Incorporated and Raymond James Ltd. (each of the foregoing, an “Underwriter”, and, collectively, the “Underwriters”) understand that through the Underwriters, (i) (a) Brookfield Holdings (Alberta) Limited (“BHAL”) proposes to sell an aggregate of 5,600,000 limited partnership units (the “BHAL Units”) of Brookfield Renewable Partners L.P. (the “Partnership”) and (b) Brookfield Investments Corporation (“BIC”, and together with BHAL, the “Initial Selling Securityholders”) proposes to sell an aggregate of

4,636,000 limited partnership units of the Partnership (the “BIC Units” and, together with the BHAL Units, the “Units”) and (ii) Brookfield Renewable Power Inc. (“BRPI” and together with BHAL and BIC, the “Selling Securityholders”) proposes to sell an aggregate of up to 1,535,400 Additional Units (as defined herein) pursuant to the Over-Allotment Option (as defined herein) (collectively, the “Offering”).

Subject to the terms and conditions set forth in this Agreement, the Underwriters severally (in accordance with the percentages set forth in Section 20.1) and not jointly offer to purchase from each of BHAL and BIC, and each of BHAL and BIC hereby agrees to sell to the Underwriters, all but not less than all of the BHAL Units and BIC Units, respectively, at a purchase price of $48.85 per Unit (the “Offering Price”), for an aggregate purchase price of $500,028,600 (the “Purchase Price”). In addition, BRPI hereby grants to the Underwriters the Over-Allotment Option (as defined herein) and agrees to sell to the Underwriters the Additional Units on the same basis as the purchase of the Units, to the extent that the Over-Allotment Option is exercised by the Underwriters.

In consideration of the agreement of the Underwriters to purchase the Units and the Additional Units (if applicable) and the services rendered and to be rendered by the Underwriters in connection herewith, each of the Initial Selling Securityholders agrees to pay the Underwriting Fee (as defined herein) in respect of the Units to the Underwriters. Payment of the Purchase Price by the Underwriters and of the Underwriting Fee payable in connection therewith by each of the Initial Selling Securityholders will be made at the Closing Time (as defined herein) at the offices of Torys LLP in Toronto, Ontario against delivery by each of the Initial Selling Securityholders of the Units with any transfer taxes payable in connection with the sale of such Units duly paid by the Initial Selling Securityholders. Payment of the Additional Purchase Price (as defined herein), if applicable, by the Underwriters and of the Underwriting Fee payable in connection therewith by BRPI will be made at the Over-Allotment Option Closing Time (as defined herein) at the offices of Torys LLP in Toronto, Ontario against delivery by BRPI of the Additional Units with any transfer taxes payable in connection with the sale of such Additional Units duly paid by BRPI. All dollar amounts referred to herein are expressed in United States dollars and “$” shall mean United States dollars, except where otherwise indicated.

The following are the terms and conditions of the agreement among each of the Selling Securityholders, the Underwriters and the Partnership.

1	Definitions

1.1	Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)

“430B Information” means information included in a prospectus then deemed to be a part of the U.S. Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the U.S. Registration Statement pursuant to Rule 430B(f);

(b)	“this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by each of the

Selling Securityholders and the Partnership of this offer and not to any particular Section or other portion of this Agreement;

(c)	“Additional Purchase Price” has the meaning ascribed thereto in Section 5.1 hereof;

(d)	“Additional Units” has the meaning ascribed thereto in Section 5.1 hereof;

(e)	“affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(f)	“Agreements and Instruments” has the meaning ascribed thereto in Section 11.1(j) hereof;

(g)	“Applicable Indemnifying Party” has the meaning ascribed thereto in Section 18.3;

(h)	“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(i)	“Applicable Time” has the meaning ascribed thereto in Section 3.3(a) hereof;

(j)	“Audit Committee” has the meaning ascribed thereto in Section 11.1(t) hereof;

(k)	“BHAL” has the meaning ascribed thereto in the first paragraph of this Agreement;

(l)	“BHAL Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

(m)	“BIC” has the meaning ascribed thereto in the first paragraph of this Agreement;

(n)	“BIC Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

(o)	“Bid Letter” means the letter agreement, dated May 26, 2020, between each of the Selling Securityholders, the Representatives and the Partnership relating to the Offering;

(p)	“Bid Letter Time” means 5:00 p.m. eastern standard time on May 26, 2020, which was the time that the Bid Letter was signed;

(q)	“BRELP” means Brookfield Renewable Energy L.P.;

(r)	“BRPI” has the meaning ascribed thereto in the first paragraph of this Agreement;

(s)	“business day” means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or New York, New York;

(t)

“Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to the Partnership;

(u)	“Canadian Shelf Prospectus” means the (final) short-form base shelf prospectus of the Partnership dated July 17, 2019 (in the English and French languages) filed with the Securities Commissions;

(v)

“Canadian Supplement” means the prospectus supplement of the Partnership to be dated May 27, 2020 which, together with the Canadian Shelf Prospectus, will qualify the distribution of the Units and the Additional Units (if applicable) in each of the Qualifying Jurisdictions (in the English and French languages);

(w)

“Closing Date” means June 3, 2020 or such earlier or later date, not later than June 17, 2020, as each of the Initial Selling Securityholders, the Underwriters and the Partnership may agree upon in writing;

(x)

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as each of the Initial Selling Securityholders, the Underwriters and the Partnership may agree upon in writing;

(y)	“Disclosure Package” has the meaning ascribed thereto in Section 3.3(b) hereof;

(z) “Distribution Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(i)	the date on which all of the Units and the Additional Units, if any, have been sold by the Underwriters to the public; and

(ii)	30 days after the Closing Date;

(aa)	“Effective Date” has the meaning ascribed thereto in Section 3.3(c) hereof;

(bb)	“Environmental Laws” has the meaning ascribed thereto in Section 11.1(p) hereof;

(cc)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(dd)	“Exchanges” means the TSX and the NYSE;

(ee)	“General Partner” has the meaning ascribed thereto in Section 11.1(t) hereof;

(ff)	“Governmental Licenses” has the meaning ascribed thereto in Section 11.1(n) hereof;

(gg)	“Hazardous Materials” has the meaning ascribed thereto in Section 11.1(p) hereof;

(hh)	“IFRS” has the meaning ascribed thereto in Section 11.1(d)(i) hereof;

(ii)	“Indemnified Parties” has the meaning ascribed thereto in Section 18.5 hereof;

(jj)	“Indemnified Partnership Parties” has the meaning ascribed thereto in Section 18.5 hereof;

(kk)	“Indemnified Underwriter Parties” has the meaning ascribed thereto in Section 18.1 hereof;

(ll)	“Indemnifying Party” has the meaning ascribed thereto in Section 18.7 hereof;

(mm)	“Initial Selling Securityholders” has the meaning ascribed thereto in the first paragraph hereof;

(nn)	“Investment Company Act” has the meaning ascribed thereto in Section 11.1(x) hereof;

(oo)	“Issuer Free Writing Prospectus” has the meaning ascribed thereto in Section 3.3(d) hereof;

(pp)	“IT Systems” has the meaning ascribed thereto in Section 11.1(tt);

(qq)	“Judgment Currency” has the meaning ascribed thereto in Section 24.11;

(rr)	“marketing materials” has the meaning ascribed thereto in NI 41-101;

(ss)	“material” or “materially”, when used in relation to the Partnership or the Partnership Entities, means material in relation to the Partnership Entities on a consolidated basis;

(tt)	“Material Adverse Effect” has the meaning ascribed thereto in Section 11.1(e) hereof;

(uu)	“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under Applicable Securities Laws;

(vv)

“May 2020 Marketing Materials” means the following written documents that constitute the template versions of marketing materials that are required to be filed with the Securities Commissions in the Qualifying Jurisdictions in accordance with NI 44-102: the document dated May 26, 2020 entitled “Brookfield Renewable Partners L.P. – Secondary Offering of L.P. Units – Term Sheet”;

(ww)	“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators, as amended from time to time;

(xx)	“NI 44-102” means National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators, as amended from time to time;

(yy)	“NYSE” means the New York Stock Exchange;

(zz)	“NYSE Rules” means the rules of the NYSE;

(aaa)	“OFAC” has the meaning ascribed thereto in Section 11.1(w) hereof;

(bbb)	“Offering” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ccc)	“Offering Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(ddd)	“Over-Allotment Option” has the meaning ascribed thereto in Section 5.1 hereof;

(eee)	“Over-Allotment Option Closing Date” has the meaning ascribed thereto in Section 5.1 hereof;

(fff)	“Over-Allotment Option Closing Time” has the meaning ascribed thereto in Section 5.1 hereof;

(ggg)	“Partnership” has the meaning ascribed thereto in the first paragraph of this Agreement;

(hhh)	“Partnership Entities” means the Partnership and each of its controlled subsidiaries;

(iii)	“Personal Data” has the meaning ascribed thereto in Section 11.1(tt);

(jjj)	“Purchase Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(kkk)	“Qualifying Jurisdictions” means each of the provinces and territories of Canada;

(lll)	“registration rights” has the meaning ascribed thereto in Section 11.1(mm) hereof;

(mmm)	“Repayment Event” has the meaning ascribed thereto in Section 11.1(j) hereof;

(nnn)	“Representatives” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ooo)	“REUs” means the redeemable limited partnership units of BRELP;

(ppp)	“Rules and Regulations” means the rules and regulations of the SEC;

(qqq)	“Sanctioned Country” has the meaning ascribed thereto in Section 11.1(w) hereof;

(rrr)	“Sanctions” has the meaning ascribed thereto in Section 11.1(w) hereof;

(sss)	“Scotia Capital” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ttt)	“SEC” means the U.S. Securities and Exchange Commission;

(uuu)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereto;

(vvv)	“Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(www)	“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by CDS Clearing and Depository Services Inc.;

(xxx)	“Selected Financial Information” has the meaning ascribed thereto in Section 6.1(c) hereof;

(yyy)	“Selling Securityholders” has the meaning ascribed thereto in the first paragraph of this Agreement;

(zzz)

“Selling Securityholders Information” means the information and statements contained in “Selling Securityholders” of the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus;

(aaaa)	“Series 5 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(bbbb)	“Series 7 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(cccc)	“Series 8 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(dddd)	“Series 9 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(eeee)	“Series 10 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(ffff)	“Series 11 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(gggg)	“Series 12 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(hhhh)	“Series 13 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(iiii)	“Series 14 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(jjjj)	“Series 15 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(kkkk)	“Series 16 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(llll)	“Series 17 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(mmmm)

“Subsequent Disclosure Documents” means any financial statements, management proxy circulars, annual information forms, material change reports, filings with the SEC or other documents issued by the Partnership after the date of this Agreement which are included or incorporated by reference in the Supplemented Canadian Prospectus or the U.S. Prospectus;

(nnnn)	“subsidiary” has the meaning set forth in Rule 405 under the Securities Act;

(oooo)

“Supplemented Canadian Prospectus” means the Canadian Shelf Prospectus, as supplemented by the Canadian Supplement, as may be amended from time to time, together with all documents and information incorporated therein by reference relating to the qualification for distribution of the Units and Additional Units, if any, under the Canadian Securities Laws in all the Qualifying Jurisdictions;

(pppp)	“template version” has the meaning ascribed thereto in NI 41-101;

(qqqq)	“TMX Group” has the meaning ascribed thereto in Section 23.1 hereof;

(rrrr)	“TSX” means the Toronto Stock Exchange;

(ssss)	“Underwriters” has the meaning set forth in the first paragraph of this Agreement;

(tttt)	“Underwriting Fee” means the fee to be paid to the Underwriters under this Agreement of $1.954 per Unit or Additional Unit, as applicable, subject to Section 2 hereof;

(uuuu)	“Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

(vvvv)	“U.S. Base Prospectus” has the meaning ascribed thereto in Section 3.3(e);

(wwww)	“U.S. Preliminary Prospectus” has the meaning ascribed thereto in Section 3.3(f) hereof;

(xxxx)	“U.S. Prospectus” has the meaning ascribed thereto in Section 3.3(g) hereof;

(yyyy)

“U.S. Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units and the Additional Units, if any, as in the opinion of counsel for the Underwriters a prospectus relating to such Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Units by any Underwriter or dealer;

(zzzz) “U.S. Registration Statement” has the meaning ascribed thereto in Section 3.3(h) hereof; and

(aaaaa)

“U.S. Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the NYSE Rules.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2	Underwriting Fee

The Underwriting Fee payable by each of the Initial Selling Securityholders to the Underwriters pursuant to the Offering shall be calculated based on all of the Units purchased hereunder. The Underwriting Fee payable by BRPI to the Underwriters pursuant to the Over-Allotment Option shall be calculated based on all of the Additional Units purchased hereunder.

3	Filing of U.S. Registration Statement, Prospectuses and Related Matters

3.1	The Partnership represents and warrants that:

(a)

the Partnership is qualified to file a prospectus in Canada in the form of a base shelf prospectus pursuant to the provisions of NI 44-102 for the distribution of the Units and the Additional Units; and

(b)

the Partnership has fulfilled all of the requirements to be fulfilled by the Partnership, including the filing of all continuous disclosure materials required to be filed in Canada pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Canadian Supplement, to enable the Units and the Additional Units to be offered for sale and sold to the public in all of the Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.

3.2 The Partnership shall:

(a)

file the Canadian Supplement (in the English and French languages, as appropriate) in form and substance satisfactory to the Underwriters, acting reasonably, and file all other documents required under Canadian Securities Laws with the Securities Commissions not later than 10:00 p.m. (Toronto time) on May 28, 2020 (or such later date or dates as may be agreed to in writing by the Underwriters) and otherwise fulfill all legal requirements to enable the Units and the Additional Units to be offered and sold to the public in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered in the applicable province or territory in the Qualifying Jurisdictions;

(b)

file the U.S. Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; file promptly all reports and any other information required to be filed by the Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the U.S. Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Units and Additional Units, if any;

(c)	pay the SEC registration fee for this Offering within the time period required by Rule 456(b)(1) under the Securities Act and in any event prior to the Closing Date; and

(d)

during the Distribution Period, qualify the Units for offer, sale and distribution under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request, after prior consultation with the Partnership, and promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws and to continue to qualify the Units and the Additional Units for offer, sale and distribution or, in the event that the Units or the Additional Units have, for any reason, ceased to so qualify, to again qualify the Units and the Additional Units for offer, sale and distribution; provided, that in connection therewith the Partnership shall not, in any event, be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction.

3.3

The Partnership represents, warrants and agrees that a registration statement on Form F-3 (File No. 333-224206) relating to the Units and the Additional Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act and the Rules and Regulations; (ii) been filed with the SEC under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives of the Underwriters. As used in this Agreement:

(a)	“Applicable Time” means 11:00 a.m. (New York City time) on May 27, 2020;

(b)

“Disclosure Package” means the U.S. Base Prospectus, as amended and supplemented by the U.S. Preliminary Prospectus dated May 26, 2020, the other information, if any, stated in Schedule A to this Agreement and each Issuer Free Writing Prospectus listed on Schedule B hereto;

(c)	“Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the SEC;

(d)

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units and the Additional Units;

(e)

“U.S. Base Prospectus” means the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement.

(f)

“U.S. Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Units and the Additional Units, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act;

(g)

“U.S. Prospectus” means the final prospectus supplement relating to the Units and the Additional Units, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the U.S. Base Prospectus; and

(h)

“U.S. Registration Statement” means the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Units and the Additional Units, if any, that is filed with the SEC and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference herein to the U.S. Base Prospectus, the Disclosure Package, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the U.S. Base Prospectus, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include any post-effective amendment to the U.S. Registration Statement, any prospectus supplement relating to the Units and the Additional Units, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the U.S. Base Prospectus, any U.S. Preliminary Prospectus, or the U.S. Prospectus, as the case may be; and any reference to any amendment to the U.S. Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date.

3.4

The Partnership agrees to prepare the U.S. Prospectus in a form satisfactory to the Representatives, acting reasonably, and to file such U.S. Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; and to make no further amendment or any supplement to the U.S. Registration Statement or the U.S. Prospectus prior to the Closing Date or the last Over-Allotment Option Closing Date, if any, except as provided herein.

3.5

The Representatives, on behalf of the Underwriters, hereby waive the obligation of the Partnership in Section 6 of Schedule A to the Bid Letter to file the Canadian Supplement with the Securities Commissions, and the U.S. Prospectus with the SEC, by no later than May 27, 2020.

4	Due Diligence

4.1

During the Distribution Period, prior to the filing with any Securities Commissions of any Subsequent Disclosure Documents, any amendment to the Canadian Shelf Prospectus or Canadian Supplement, or any amendment to the U.S. Registration Statement or the U.S. Prospectus, each of the Selling Securityholders and the Partnership shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents included or incorporated by reference therein.

4.2

During the Distribution Period, each of the Selling Securityholders and the Partnership shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters, including to comply with Applicable Securities Laws, and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in any amendment to the Supplemented Canadian Prospectus.

5	Over-Allotment Option

5.1

BRPI hereby grants to the Underwriters, in the respective percentages set forth in Section 20 hereof, an irrevocable option (the “Over-Allotment Option”) to purchase up to 1,535,400 Units (the “Additional Units”) for the purchase price of $48.85 per Additional Unit, being an aggregate purchase price of up to $75,004,290 (the “Additional Purchase Price”). If the Representatives, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Representatives shall notify BRPI in writing not later than 5:00 p.m. (New York City time) on the 30th day after the Closing Date, which notice shall specify the number of Additional Units to be purchased by the Underwriters and the date (the “Over-Allotment Option Closing Date”) and time at which such Additional Units are to be purchased (the “Over-Allotment Option Closing Time”) which date shall be no earlier than three business days or later than five business days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date. Additional Units may be purchased solely for the purpose of covering over-allotments made in connection with the Offering, if any, and for market stabilization purposes. If any Additional Units are purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as the Underwriters may determine) that bears the same proportion to the total number of Additional Units to be purchased as the number of Units being purchased by such Underwriter bears to the total number of Units purchased.

6	Delivery of Prospectuses and Related Documents

6.1

The Partnership shall deliver to the Underwriters’ counsel as nearly as practicable with the execution of this Agreement and in any event no later than the date of the U.S. Prospectus and Supplemented Canadian Prospectus, a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)	the Supplemented Canadian Prospectus in the English and French languages as filed with the Securities Commissions if such documents have not previously been delivered to Underwriters’ counsel;

(b)

all documents, in the English and French languages, incorporated by reference, or containing information incorporated by reference, into the Supplemented Canadian Prospectus, if such documents have not previously been delivered to the Underwriters’ counsel or made available on SEDAR;

(c)

required opinions of counsel addressed to the Partnership, the Underwriters, counsel to the Partnership and the Underwriters’ counsel, to the effect that the French version of the Supplemented Canadian Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Selected Financial Information”), is in all material respects a complete and reasonable translation of the English version thereof;

(d)

an opinion of Ernst & Young LLP, auditors for the Partnership, addressed to the Partnership, the Underwriters, counsel for the Partnership and the Underwriters’ counsel, to the effect that the Selected Financial Information contained or incorporated by reference in the French version of the Supplemented Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof;

(e)

a long-form “comfort letter” from Ernst & Young LLP, as auditor of the Partnership, dated as of the date of the U.S. Prospectus and the Supplemented Canadian Prospectus, in respect of the financial statements of the Partnership and specified financial or statistical information contained or incorporated by reference in the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus, which letter shall be in addition to the auditors’ report of Ernst & Young LLP in respect of the Partnership incorporated by reference into the U.S. Prospectus and the Supplemented Canadian Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two business days of such date), addressed to the directors of the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably;

(f)

a long-form “comfort letter” from Ernst & Young LLP, as auditor of TerraForm Power, Inc. (“TerraForm Power”), dated as of the date of the U.S. Prospectus and the Supplemented Canadian Prospectus, in respect of the financial statements of TerraForm Power as of and for each of the years in the two year period ended December 31, 2019 incorporated by reference into the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package and the U.S. Prospectus, which letter shall be in addition to the auditors’ report of Ernst & Young LLP in respect of TerraForm Power incorporated by reference into the U.S. Prospectus and the Supplemented Canadian Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two business days of such date), addressed to the directors of the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably;

(g)

a long-form “comfort letter” from KPMG LLP, as former auditor of TerraForm Power, dated as of the date of the U.S. Prospectus and the Supplemented Canadian Prospectus, in respect of the financial statements of TerraForm Power for the year ended December 31, 2017 incorporated by reference into the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package and the U.S. Prospectus, which letter shall be in addition to the auditors’ report of KPMG LLP incorporated by reference into the U.S. Prospectus and the Supplemented Canadian Prospectus (with the requisite procedures to be completed by KPMG LLP within two business days of such date), addressed to the directors of the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably; and

(h)

a long-form “comfort letter” from Deloitte, S.L., as auditor of TERP Spanish HoldCo, S.L., dated as of the date of the U.S. Prospectus and the Supplemented Canadian Prospectus, in respect of the audit report of Deloitte, S.L. of consolidated balance sheet of TERP Spanish HoldCo, S.L. and its subsidiaries as of December 31, 2018 and the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the period from June 12, 2018 to December 31, 2018 incorporated by reference in the U.S. Prospectus and the Supplemented Canadian Prospectus, which letter shall be in addition to the auditors’ report of Deloitte, S.L. incorporated by reference into the U.S. Prospectus and the Supplemented Canadian Prospectus (with the requisite procedures to be completed by Deloitte, S.L. within two business days of such date), addressed to the directors of the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably.

6.2	The delivery by the Partnership to the Underwriters of the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by the Partnership that:

(a)

the information and statements contained or incorporated by reference in the Supplemented Canadian Prospectus (except for the Selling Securityholders Information and except for any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Canadian Prospectus) constitute full, true and plain disclosure of all material facts relating to the Partnership, the Units and the Additional Units; and

(b)

no material fact or information has been omitted from the Supplemented Canadian Prospectus (except for the Selling Securityholders Information and except for any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Canadian Prospectus) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances in which they were made.

Such delivery shall also constitute the consent of the Partnership to the use of the Supplemented Canadian Prospectus by the Underwriters in connection with the distribution of the Units and the Additional Units in the Qualifying Jurisdictions.

6.3

The delivery by the Partnership to the Underwriters of the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by each of the Selling Securityholders that:

(a)

the Selling Securityholders Information in respect of such Selling Securityholder contained or incorporated by reference in the Supplemented Canadian Prospectus constitute full, true and plain disclosure of all material facts relating to such Selling Securityholder and the Units; and

(b)

no material fact or information relating to such Selling Securityholder has been omitted from the Supplemented Canadian Prospectus which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made.

Such delivery shall also constitute the consent of each of the Selling Securityholders to the use of the Supplemented Canadian Prospectus by the Underwriters in connection with the distribution of the Units and the Additional Units in the Qualifying Jurisdictions in compliance with this Agreement and Applicable Securities Laws.

6.4

The delivery by the Partnership to the Underwriters of the Disclosure Package and the U.S. Prospectus shall constitute a representation and warranty to the Underwriters (a) by the Partnership that the Disclosure Package or the U.S. Prospectus, as applicable, except for the Selling Securityholders Information and any information and statements furnished in writing by the Underwriters for inclusion in the Disclosure Package or the U.S Prospectus and (b) by each of the Selling Securityholders that the Selling Securityholders Information in respect of such Selling Securityholder contained in the Disclosure Package and the U.S. Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such delivery shall also constitute the consent of each of the Selling Securityholders and the Partnership to the use of the Disclosure Package and the U.S. Prospectus by each of the Underwriters in connection with the distribution of the Units and the Additional Units.

6.5

Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the U.S. Registration Statement or the U.S. Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

6.6

The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

6.7

The Partnership will make generally available to its security holders as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the U.S. Registration Statement.

7	Commercial Copies of Prospectuses

7.1

The Partnership shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the date of filing the Supplemented Canadian Prospectus with the Securities Commissions, at offices in the Qualifying Jurisdictions designated by the Underwriters, the number of commercial copies of the Supplemented Canadian Prospectus in the English and French languages specified by the Underwriters in writing to the Partnership on or before the date of the Supplemented Canadian Prospectus.

7.2

The Partnership shall from time to time deliver to the Underwriters as soon as practicable at the offices in the Qualifying Jurisdictions designated by the Underwriters the number of commercial copies of any amendment to the Supplemented Canadian Prospectus, which the Underwriters may from time to time request.

7.3

The Partnership shall deliver any U.S. Preliminary Prospectus, the U.S. Prospectus and each Issuer Free Writing Prospectus as filed with the SEC (to the extent not previously delivered) to the Underwriters in New York City on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

7.4

During the U.S. Prospectus Delivery Period, the Partnership shall deliver, without charge, as many copies of the U.S. Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

8	Distribution of Units

8.1

The Underwriters shall offer the Units and the Additional Units, if any, for sale to the public directly and through banking and selling group members only as permitted by and in compliance with Applicable Securities Laws, upon the terms and conditions set forth in the Canadian Supplement and the U.S. Prospectus and in this Agreement. Without limiting the generality of the foregoing, no Units or Additional Units will be offered for sale or sold in any province or territory of Canada by any Underwriter or any banking or selling group member unless such Underwriter or banking or selling group member is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the avoidance of doubt, Deutsche Bank Securities Inc. is not acting as an underwriter of the Units or Additional Units in any province or territory of Canada and no action on the part of Deutsche Bank Securities Inc. in its capacity as an underwriter of the offering of Units or Additional Units in the United States will create any impression or support any conclusion that it is acting as an underwriter of the Units or Additional Units in any province or territory of Canada. The Underwriters will not solicit offers to purchase or sell the Units or the Additional Units so as to require registration of the Units or the Additional Units or filing of a prospectus with respect to the distribution of the Units and the Additional Units under the laws of any jurisdiction other than the United States and the Qualifying Jurisdictions, and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell, provided that the Underwriters and the banking and selling groups may offer and sell Units and Additional Units, if any, outside of the Qualifying Jurisdictions and the United States if such offer and sale is conducted in compliance with the securities laws of such jurisdictions and does not require the Partnership to file any prospectus or registration statement or other notice or document in connection with such offer and sale or subject the Partnership to reporting obligations in any jurisdiction or result in the listing of the Partnership’s securities on any exchange other than an exchange where such securities are listed as of the date hereof. The Underwriters shall be entitled to assume that the Units and the Additional Units are qualified for distribution in any province or territory within the Qualifying Jurisdictions unless the Underwriters receive notice to the contrary from the Partnership or the applicable Securities Commission. An Underwriter will not be liable to the Selling Securityholders or the Partnership under this Section with respect to a default by another Underwriter under this Section.

8.2

Each of the Underwriters hereby severally represents, warrants and covenants and will require each banking and selling group member to represent, warrant and covenant to the Underwriters that: (a) other than the Canadian Supplement and the May 2020 Marketing Materials (modified as permitted by sections 9A.3(2) and 9A.3(3) of NI 44-102), it has not provided and will not without the prior written approval of the Partnership and the Representatives provide any information in respect of the Units or Additional Units to any potential investors of the Units or Additional Units resident in Canada including, without limitation: (i) marketing materials in respect of the Units or Additional Units; and (ii) a standard term sheet in respect of the Units or Additional Units; and (b) it will provide a copy of the Canadian Shelf Prospectus and any applicable shelf prospectus supplement and amendment that has been filed with any marketing materials (including the May 2020 Marketing Materials) that are provided to a potential investor of the Units or Additional Units resident in Canada.

8.3

The Underwriters propose to offer the Units and Additional Units, if any, initially at the Offering Price. After a reasonable effort has been made to sell all of the Units and Additional Units, if any, at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Units and Additional Units, if any, are offered, provided that the Units are not at any time offered at a price greater than the Offering Price; provided further that such decrease in the Offering Price will not decrease the amount of net proceeds of the Offering to any Selling Securityholder.

8.4

The Underwriters shall use their reasonable best endeavours to terminate, and cause each banking and selling group member to terminate, the distribution of the Units and the Additional Units as promptly as possible. Each of the Underwriters, within the Distribution Period, will notify the Representatives, and the Representatives will notify the Partnership, in writing, when distribution of the Units and the Additional Units has terminated. Each of the Underwriters will notify the Representatives, and the Representatives will notify the Partnership and the Selling Securityholders, in writing, of the number of Units and Additional Units, if any, sold in each of the Qualifying Jurisdictions as soon as possible after the distribution of the Units and Additional Units, if any, has been completed, and in any event no later than 30 days following the date on which such distribution has been completed.

9	Material Change

9.1

During the Distribution Period, each of the Selling Securityholders with respect to the Selling Securityholders Information of such Selling Securityholder, and the Partnership with respect to all information other than the Selling Securityholders Information contained in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, shall promptly notify the Underwriters in writing, with full particulars, of:

(a)

any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Partnership on a consolidated basis (other than a change disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus); or

(b)

any change in any matter covered by a statement contained or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or an amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus; or

(c)

any material fact that has arisen or been discovered and that would have been required to have been disclosed in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, U.S. Prospectus and the Supplemented Canadian Prospectus had that fact arisen or been discovered on or prior to the date of the Disclosure Package, U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, U.S. Prospectus or the Supplemented Canadian Prospectus, as the case may be, which change or fact is, or may be, of such a nature as to render the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Canadian Securities Laws, or which would result in any of such documents not complying in any material respect with any of the Applicable Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Units and/or the Additional Units. Each of the Selling Securityholders (to

the extent it has knowledge) and the Partnership shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of the Partnership) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 9.4.

9.2

The Partnership will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the U.S. Registration Statement has been filed or becomes effective; (ii) when any supplement to the U.S. Prospectus or any Issuer Free Writing Prospectus or any amendment to the U.S. Prospectus has been filed; (iii) of any request by the SEC for any amendment to the U.S. Registration Statement or any amendment or supplement to the U.S. Prospectus or the receipt of any comments from the SEC relating to the U.S. Registration Statement or any other request by the SEC for any additional information; (iv) of the issuance by the SEC of any order suspending the effectiveness of the U.S. Registration Statement or preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the U.S. Prospectus Delivery Period as a result of which the U.S. Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Partnership of any notice of objection of the SEC to the use of the U.S. Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the U.S. Registration Statement, preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

9.3

If during the U.S. Prospectus Delivery Period: (i) any event shall occur or condition shall exist as a result of which the U.S. Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, not misleading; or (ii) it is necessary to amend or supplement the U.S. Prospectus to comply with U.S. Securities Laws, the Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the U.S. Prospectus as may be necessary so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus will comply with law. If at any time prior to the Closing Date (a) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (b) it is necessary to amend or supplement the Disclosure Package to comply with U.S. Securities Laws, the Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with U.S. Securities Laws.

9.4

Subject to Section 4.1, the Partnership shall promptly comply with all applicable filing and other requirements, if any, under the Applicable Securities Laws arising as a result of any change referred to in Section 9.1 and shall prepare and file under all Applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Applicable Securities Laws, any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus as may be required under Applicable Securities Laws during the Distribution Period. The Partnership shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of each amendment to the Supplemented Canadian Prospectus in the English and French languages and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of opinions and comfort letters with respect to each such amendment to the Supplemented Canadian Prospectus and Subsequent Disclosure Document substantially similar to those referred to in Section 6.1.

9.5

The delivery by the Partnership to the Underwriters of each amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus and any Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Partnership, with respect to such Subsequent Disclosure Document or the Disclosure Package, the U.S. Prospectus, or the Supplemented Canadian Prospectus, as so amended by such amendment or Subsequent Disclosure Document and by each amendment to the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and Subsequent Disclosure Document previously delivered to the Underwriters, to the same effect as set forth in Sections 6.2(a) and (b). Such delivery shall also constitute the consent of the Partnership to the use of the Disclosure Package, the U.S. Prospectus, and the Supplemented Canadian Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Units and the Additional Units in the Qualifying Jurisdictions and the United States, as applicable.

10	Closing

10.1

At the Closing Time, each of the Initial Selling Securityholders shall deliver to Scotia Capital, on behalf of the Underwriters, the aggregate number of Units agreed to be purchased by the Underwriters pursuant to this Agreement from such Initial Selling

Securityholder in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS Clearing and Depository Services Inc., to the instant deposit number, in the name of Scotia Capital or as otherwise directed in writing by Scotia Capital, against payment by the Underwriters to such Initial Selling Securityholders of the Purchase Price in respect of such Units (net of the aggregate Underwriting Fee relating to such Units), by wire transfer pursuant to instructions provided by such Initial Selling Securityholder to Scotia Capital not less than 48 hours prior to the Closing Date. In the event that Scotia Capital designates that the Units are to be registered in the name of a depository, the Units shall be registered in that system in such accounts as shall be designated in writing to such depository by Scotia Capital or its agent in sufficient time prior to the Closing Time to permit such registration.

10.2

If applicable, at the Over-Allotment Option Closing Time, BRPI shall deliver to Scotia Capital, on behalf of the Underwriters, the aggregate number of Additional Units agreed to be purchased by the Underwriters pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS Clearing and Depository Services Inc., to the instant deposit number, registered in the name of Scotia Capital or as otherwise directed in writing by Scotia Capital, against payment by the Underwriters to BRPI of the Additional Purchase Price in respect of such Additional Units (net of the aggregate Underwriting Fee relating to such Additional Units), by wire transfer pursuant to instructions provided by BRPI to Scotia Capital not less than 48 hours prior to the Over-Allotment Option Closing Date. In the event that Scotia Capital designates that the Additional Units be registered in the name of a depository, the Additional Units are to be registered in that system in such accounts as shall be designated in writing to such depository by Scotia Capital or its agent in sufficient time prior to the Over-Allotment Option Closing Time to permit such registration.

11	Representations, Warranties and Covenants of the Partnership

11.1	The Partnership represents, warrants and covenants to the Underwriters that:

(a)

Compliance with Canadian Securities Laws. The Partnership is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under Canadian Securities Laws, and is in compliance, in all material respects, with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Exchanges. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Partnership has been issued or made by any Securities Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to the Partnership’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions, such other securities commission, or stock exchange or other regulatory authority for additional information in connection with the Offering has been complied with in all material respects. At the time the Canadian Supplement is filed with the Securities Commissions, and at all times subsequent thereto up to and including the last day on which Additional Units may be purchased under this Agreement, (A) the Supplemented Canadian Prospectus will comply in all material respects with Canadian Securities Laws, and (B) the Supplemented Canadian Prospectus, any

Subsequent Disclosure Documents and any amendment or supplement thereto, together with each document incorporated therein by reference, will constitute full, true and plain disclosure of all material facts relating to the Partnership taken as a whole, the Units and the Additional Units and will not contain a misrepresentation, provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from any such documents in reliance upon and in conformity with the Selling Securityholder Information. Each copy of the Supplemented Canadian Prospectus provided to the Underwriters by the Partnership was, or will be, identical to the version thereof filed electronically by the Partnership with the Securities Commissions on SEDAR.

(b)

Incorporated Documents. Each document filed or to be filed with the Securities Commissions and incorporated or deemed to be incorporated by reference in the Supplemented Canadian Prospectus complied or will comply when so filed and at the Closing Time (and, if any Additional Units are purchased, at the Over-Allotment Option Closing Time) in all material respects with Canadian Securities Laws, and did not or will not contain a misrepresentation when so filed.

(c)	Independent Accountants.

(i)

Independent Accountants of the Partnership and its subsidiaries. Ernst & Young LLP who has audited the annual financial statements of the Partnership that are incorporated by reference in in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, are independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and are independent registered chartered professional accountants, as required by the Securities Act and the Rules and Regulations. Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations with Ernst & Young LLP.

(ii)

Independent Accountants of TerraForm Power. Ernst & Young LLP, who has audited certain financial statements of TerraForm Power that are incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus is, and was during the periods covered by such reports, acting as an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. KPMG LLP, who has audited certain financial statements of TerraForm Power that are incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and whose reports are filed with the Securities Commissions as part of the Registration Statement was, during the periods covered by such reports, acting as an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(iii)

Independent Auditors of TERP Spanish HoldCo, S.L. Deloitte, S.L., whose report in respect of certain financial statements of TERP Spanish HoldCo, S.L. is filed with the Securities Commission as part of the U.S. Registration Statement, was during the periods covered by such report an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. Deloitte, S.L. which has audited the annual financial statements of TERP Spanish HoldCo, S.L. that are incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, were independent auditors with respect to TERP Spanish HoldCo, S.L. within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(d)

(i) Financial Statements of the Partnership. The financial statements of the Partnership included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, together with the related schedules, if any, and notes, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the assets and liabilities, financial position, results of operations and cash flows of the Partnership at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein present fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus. There have been no changes in the assets or liabilities of the Partnership from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Partnership and except for changes that are disclosed in the

Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.

(ii) Pro Forma Financial Statements. The pro forma financial statements included in the Disclosure Package and the U.S. Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus. The pro forma financial statements included in the Disclosure Package and the U.S. Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act.

(e)

No Material Adverse Change in Business. Except as disclosed in the Disclosure Package and the Supplemented Canadian Prospectus, since the date of the most recent audited financial statements of the Partnership included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or any Subsequent Disclosure Documents, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Partnership Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Partnership Entities other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken together, as a single enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class or series of its securities (other than as publicly disclosed) and (D) there have been no securities issued or granted by the Partnership (excluding securities issued by the Partnership in connection with its distribution reinvestment plan).

(f)

Good Standing of the Partnership Entities. Each of the Partnership Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect. All of the issued and outstanding units in the capital of or other equity interests in the Partnership have been duly authorized and validly issued and are fully paid and non-assessable.

(g)

Capitalization; Distributions. The authorized capital of the Partnership consists of an unlimited number of limited partnership units, an unlimited amount of general partner units, 7,000,000 cumulative Class A preferred limited partnership units, Series 5 (the “Series 5 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 7 (the “Series 7 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 8 (the “Series 8 Preferred Units”), 8,000,000 cumulative Class A Preferred Limited Partnership Units, Series 9 (the “Series 9 Preferred Units”), 8,000,000 Class A Preferred Limited Partnership Units, Series 10 (the “Series 10 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 11 (the “Series 11 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 12 (the “Series 12 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 13 (the “Series 13 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 14 (the “Series 14 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 15 (the “Series 15 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 16 (the “Series 16 Preferred Units”) and an unlimited number of Class A Preferred Limited Partnership Units, Series 17 (the “Series 17 Preferred Units”), of which as at the date hereof, 179,016,978 limited partnership units, 1 general partner unit, 2,885,496 Series 5 Preferred Units, 7,000,000 Series 7 Preferred Units, no Series 8 Preferred Units, 8,000,000 Series 9 Preferred Units, no Series 10 Preferred Units, 10,000,000 Series 11 Preferred Units, no Series 12 Preferred Units, 10,000,000 Series 13 Preferred Units, no Series 14 Preferred Units, 7,000,000 Series 15 Preferred Units, no Series 16 Preferred Units and 8,000,000 Series 17 Preferred Units are issued and outstanding as fully-paid and non-assessable units of the Partnership. There are 129,658,623 REUs outstanding as of March 31, 2020. All of the issued and outstanding limited partnership units, general partner units, Series 5 Preferred Units, Series 7 Preferred Units, Series 9 Preferred Units, Series 11 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units and Series 17 Preferred Units in the capital of the Partnership have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding limited partnership units, general partner units, Series 5 Preferred Units, Series 7 Preferred Units, Series 9 Preferred Units, Series 11 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units or Series 17 Preferred Units in the capital of the Partnership were issued in violation of the pre-emptive or other similar rights of any securityholder of the Partnership. All distributions, including the distributions on all other securities of the Partnership ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof, have been declared and paid or set apart for payment, other than the distribution payable on June 30, 2020 to holders of record of limited partnership units on May 29, 2020.

(h)

Authorization of Agreement. The Partnership, acting by its General Partner, has the power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Partnership.

(i)

Description of Securities. The Units and the Additional Units conform to all statements relating thereto contained in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Units or Additional Units will be subject to personal liability solely by reason of being such a holder.

(j)

Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the Partnership Entities is a party or by which it or any of them may be bound, or to which any of the Partnership Entities or the property or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein and in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus (including the authorization, issuance, sale and delivery of the Units and Additional Units, if any) and compliance by the Partnership with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the Partnership Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the Partnership Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(k)

Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(l)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting any of the Partnership Entities, which is required to be disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by the Partnership of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the Partnership Entities, are not reasonably likely to result in a Material Adverse Effect.

(m)

Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Partnership of its obligations hereunder, in connection with the offer or sale of the Units and Additional Units, if any, hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained, or as may be required, under Applicable Securities Laws or Exchange regulations.

(n)

Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and, except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any

Governmental Licenses held by others, known to the Partnership, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Partnership and except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o)

Title to Property. Except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the Partnership Entities has good and marketable title to all of its material assets, including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the Partnership Entities) which are material to each of the Partnership Entities.

(p)

Environmental Laws. Except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(q)

No Stabilization or Manipulation. Neither the Partnership nor, to its knowledge, any of the General Partner’s officers, directors or its affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Units.

(r)

Other Reports and Information. There are no reports or information that, in accordance with the requirements of Securities Commissions, must be made publicly available in connection with the Offering that have not been or will not be made publicly available as required; no material change reports have been filed on a confidential basis with the Securities Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Securities Commissions in connection with the Offering that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus that are not described, referred to or filed as required.

(s)

Insurance. Each of the Partnership Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the Partnership Entities, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities have no reason to believe that they will not be able (A) to renew existing insurance coverage as and when such policies expire; or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(t)

Accounting Control. Each of the Partnership Entities maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act (including, where applicable, by exemptive relief) and that has been designed by, or under the supervision of, the Partnership’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and which, on a consolidated basis, are sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, and upon consummation of the Offering will be, overseen by the Audit Committee (the “Audit Committee”) of the general partner of the Partnership (the “General Partner”) in accordance with the NYSE Rules. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the Audit Committee, there were no material weaknesses in the Partnership’s internal controls. The Partnership has not publicly disclosed or reported to the Audit Committee or the General Partner, and, within the next 135 days, the Partnership does not reasonably expect to publicly disclose or report to the Audit Committee or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the U.S. Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(u)

Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the Partnership’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(v)

Payment of Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the Partnership Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the Partnership Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Partnership Entities, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the Partnership Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the Disclosure Package and the U.S. Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” and the statements set forth in the Supplemented Canadian Prospectus under the caption “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”, insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Units and the Additional Units or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(w)

OFAC. None of the Partnership or its controlled affiliates, nor to the knowledge of the Partnership and its controlled affiliates, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Partnership and its controlled affiliates, (i) is currently subject to or the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council or the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, the Crimean peninsula, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Partnership and its controlled affiliates have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(x)

Investment Company Act. The Partnership is not an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(y)	Foreign Private Issuer and SEC Foreign Issuer. The Partnership is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(z)

Compliance with Laws. Each of the Partnership Entities has been and is in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any written notice citing action or inaction by any of the Partnership Entities, or others who perform services on behalf of the Partnership Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of the Partnership, other than as set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(aa)

Transfer Agent. Computershare Trust Company of Canada at its principal office in Toronto, Ontario has been duly appointed as registrar and transfer agent for the Units in the United States. Computershare Trust Company of Canada at its principal office in Toronto, Ontario has been duly appointed as registrar and transfer agent for the Units in Canada.

(bb)

Director or Officer Loans. Except as disclosed in documents included in or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the Partnership Entities, to or for the benefit of any of the officers or directors of any of the Partnership Entities or any of their respective family members.

(cc)

Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Partnership Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect the Partnership’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus which have not been described as required.

(dd)

Exchange Listings. The Partnership is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which the Partnership and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. The Partnership is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. As of the Closing Date or if applicable, as of the Over-Allotment Option Closing Time in the case of the Additional Units, the Units and if applicable, the Additional Units, will be listed and posted for trading on the TSX and the NYSE.

(ee)

Filing and Effectiveness of Registration Statement. The Partnership has filed with the SEC an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 (No. 333-224206), as amended, including a related prospectus or prospectuses, covering the registration of the Units and the Additional Units, if any, under the Securities Act not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership.

(ff)

Compliance with Securities Act Requirements. At the time the U.S. Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), at the Bid Letter Time, the Applicable Time and on the Closing Date, the U.S. Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On its date, at the time of filing the U.S. Prospectus pursuant to Rule 424(b) under the Securities Act and on the Closing Date, the U.S. Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentences do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 18.5 hereof, or in reliance upon and in conformity with the Selling Securityholders Information.

(gg)

No Order; U.S. Preliminary Prospectus. No order preventing or suspending the use of any U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each U.S. Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any U.S. Preliminary Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 18.5 hereof, or in reliance upon and in conformity with the Selling Securityholders Information.

(hh)

Disclosure Package; Issuer Free Writing Prospectuses. The Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and Rules and Regulations. The Partnership has not made any offer relating to the Units and the Additional Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule B hereto. The Partnership has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units and the Additional Units will not be required to be filed pursuant to the Securities Act and the Rules and Regulations.

(ii)

Incorporated Documents. Any further documents so filed and incorporated by reference in the U.S. Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(jj)

WKSI; Ineligible Issuer Status. (A) (i) At the time of filing the U.S. Registration Statement (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Securities Act, the Partnership was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and (B) (i) at the earliest time after the filing of the U.S. Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (ii) at the date of this Agreement, the Partnership was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(kk)

No Distribution of Other Offering Materials. None of the Partnership or any of its subsidiaries has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Units and the Additional Units, if any, will distribute any offering material in connection with the offer and sale of the Units and the Additional Units, if any, other than the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Issuer Free Writing

Prospectus to which the Representatives have consented in accordance with this Agreement.

(ll)

Fair Summaries. The statements set forth in the Disclosure Package and the U.S. Prospectus under the caption “Description of Partnership Structure”, insofar as they purport to constitute a summary of the terms of the Units, are accurate, complete and fair.

(mm)

Registration Rights. Except as disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any limited partnership units of the Partnership owned or to be owned by such person or to require the Partnership to include such limited partnership units in the limited partnership units registered pursuant to a registration statement or in any limited partnership units being registered pursuant to any other registration statement filed by the Partnership under the Securities Act (collectively, “registration rights”), and any person to whom the Partnership has granted registration rights will have agreed at or prior to the Closing Date not to exercise such rights until after the expiration of the lock-up period referred to in Section 17.1 hereof.

(nn)

No Unlawful Payments. None of the Partnership or its controlled affiliates nor their directors, officers or employees nor, to the knowledge of the Partnership, any agent or controlled affiliate has (i) used any corporate funds of the Partnership or its controlled affiliates for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anticorruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership and its controlled affiliates have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)

Representation of Officers. Any certificate signed by any officer of the General Partner on behalf of the Partnership and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Partnership, as to matters covered thereby, to each Underwriter.

(pp)

Disclosure Controls and Procedures. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(qq)

Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and the consolidated financial statements of the Partnership and its subsidiaries included in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(rr)

Stamp Duty. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Bermuda or Canada on or in connection with the sale and delivery of the Units and Additional Units, if any, by each of the Selling Securityholders or the execution and delivery of this Agreement.

(ss)

Brokerage Fee. Other than the Underwriters, there is no person acting or purporting to act at the request of the Partnership, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein.

(tt)

Cybersecurity; Data Protection. The Partnership and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Partnership and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Partnership and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Partnership and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Partnership and its subsidiaries, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

12	Representations, Warranties and Covenants of each of the Selling Securityholders

12.1	Each Selling Securityholder hereby represents, warrants and covenants to the Underwriters:

(a)

Such Selling Securityholder has been duly formed and is validly existing, in the case of BRPI and BIC under the laws of the Province of Ontario, and in the case of BHAL under the laws of the Province of Alberta;

(b)

such Selling Securityholder (i) has all requisite power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (ii) has all required power and authority to enter into this Agreement and to carry out the provisions of this Agreement;

(c)

neither such Selling Securityholder nor any person acting on behalf of such Selling Securityholder (other than, if applicable, the Partnership and the Underwriters) has used or referred to, or shall use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Units and Additional Units, if any;

(d)

such Selling Securityholder is not selling the Units and Additional Units based on information that it holds that has not otherwise been made publicly available, which, if such information was made publicly available, could reasonably have a material impact on the price or value of the Units and Additional Units;

(e)

such Selling Securityholder shall at the Closing Time and the Over-Allotment Option Closing Time, if applicable, be the sole beneficial owner and sole registered holder of the Units and Additional Units (if any), respectively;

(f)

the Units and Additional Units, if any, to be sold by such Selling Securityholder hereunder are subject to the interest of the Underwriters, and the obligations of such Selling Securityholder hereunder shall not be terminated by any act of such Selling Securityholder, by operation of law or the occurrence of any other event.

(g)

(A) such Selling Securityholder will, as at the Closing Time and the Over-Allotment Option Closing Time, as applicable, have good title to the Units and Additional Units (if any), respectively, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind, except for any such restrictions imposed by the terms of this Agreement; (B) such Selling Securityholder will, as at the Closing Time and the Over-Allotment Closing Time, as applicable, have the full right, power and authority to sell, assign and transfer the Units or Additional Units, as applicable; and (C) upon the delivery of the Units or Additional Units, as applicable, the purchasers thereof will obtain good title to the Units or Additional Units, as applicable, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind;

(h)

such Selling Securityholder and its affiliates (excluding, for greater certainty, the Partnership and its subsidiaries) have not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership or, except as permitted by this Agreement, facilitate the sale or resale of the Units or Additional Units, as applicable;

(i)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Selling Securityholder, executed and delivered by or on behalf of such Selling Securityholder, and this Agreement is a valid and binding agreement of such Selling Securityholder enforceable against such Selling Securityholder in accordance with its terms, provided that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and by the application of equitable principles when equitable remedies are sought and further provided that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(j)

such Selling Securityholder is not in default or in breach of, and the execution and delivery of this Agreement by such Selling Securityholder, the performance and compliance with the terms of this Agreement and the sale of the Units or Additional Units of such Selling Securityholder, as applicable, will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of such Selling Securityholder, or any material mortgage, note, indenture, contract, agreement, instrument, lease other document to which such Selling Securityholder is a party or by which it is bound or any judgement, decree, order, statute, rule or regulation applicable to it;

(k)

other than the Underwriters, there is no person acting or purporting to act at the request of such Selling Securityholder, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(l)

all necessary documents and proceedings have been or will be filed and taken by such Selling Securityholder and all other legal requirements have been or will be fulfilled by such Selling Securityholder under the Applicable Securities Laws, in each case which are required to be filed, taken or fulfilled by a selling securityholder in connection with the sale of the Units or Additional Units, as applicable;

(m)

the Selling Securityholders Information of such Selling Securityholder is true and correct in all material respects and contains no misrepresentation and constitutes full, true and plain disclosure of all material facts required to be stated therein and does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(n)

any certificate signed by any officer of the Selling Securityholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units and Additional Units, if any, shall be deemed a representation and warranty by the Selling Securityholder, as to matters covered thereby, to each Underwriter;

(o)

such Selling Securityholder has been and is in compliance with, and conducts its business in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; such Selling Securityholder has not received any written notice citing action or inaction by such Selling Securityholder, or others who perform services on behalf of such Selling Securityholder, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of such Selling Securityholder, other than as set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect;

(p)

neither such Selling Securityholder nor any of its controlled affiliates, nor to the knowledge of such Selling Securityholder, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of such Selling Securityholder and its controlled affiliates, (i) is currently subject to or the target of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, any Sanctioned Country. Neither such Selling Securityholder or its controlled affiliates, will directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, controlled affiliate, joint venture partner or other person or entity for the purpose of (i) funding or facilitating any activities or business of or with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) funding or facilitating any activities of or business in any Sanctioned Country or (iii) engaging in any other activity that will result in a violation of Sanctions by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither such Selling Securityholders nor any of its controlled affiliates has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and

(q)	its Units and its Additional Units (if applicable) are not, and are not deemed to be, “taxable Canadian property” for purposes of the Income Tax Act (Canada).

13	Use of Proceeds

[Reserved]

14	Conditions Precedent

14.1

The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of the Partnership and each of the Selling Securityholders, as applicable, covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and the Over-Allotment Option Closing Time (if applicable) and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)	the Units and the Additional Units shall have attributes substantially as set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus;

(b)

the representations and warranties of each of the Selling Securityholders and the Partnership contained in this Agreement shall be true and correct in all material respects (except representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects) as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) under the same force and effect as if made as at the Closing Time (or Over-Allotment Option Closing Time, as applicable) after giving effect to the transactions contemplated herein (except for representations and warranties that by their express terms are made as of a specific date) and each of the Selling Securityholders and the Partnership shall have complied in all material respects, with all of the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(c)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Partnership shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the Partnership by any two officers of the General Partner satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or any amendments thereto:

(A)

there has been, since December 31, 2019 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Partnership on a consolidated basis; and

(B)

no transaction other than those in the ordinary course of business, which is of a nature material to the Partnership on a consolidated basis has been entered into, directly or indirectly, by the Partnership since December 31, 2019;

(ii)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of the Partnership has been issued in the United States or any of the Qualifying Jurisdictions and, to the Partnership’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)

the representations and warranties of the Partnership contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date); and

(iv)

the Partnership has complied with all terms and conditions of this Agreement to be complied with by the Partnership at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(d)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the applicable Selling Securityholders shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the applicable Selling Securityholders by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying for and on behalf of the applicable Selling Securityholders after having made due inquiries, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing or suspending trading in the Units or Additional Units has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

(ii)

the representations and warranties of such Selling Securityholders contained herein are true and correct, in all material respects (except for representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects), as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made on and as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable, except for representations and warranties that by their express terms are made as of a specific date);

(iii)

the representations and warranties of such Selling Securityholders respecting the Selling Securityholders Information arising by reason of the Partnership’s delivery of the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects) on and as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) as if such documents had been dated the Closing Date (or the Over-Allotment Option Closing Date) and delivered to the Underwriters (except for representations and warranties that by their express terms are made as of a specific date); and

(iv)

such Selling Securityholder has complied with all terms and conditions of this Agreement to be complied with by such Selling Securityholder at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable).

(e)

all actions required to be taken by or on behalf of each of the Selling Securityholders and the Partnership, including the passing of all requisite resolutions of the board of directors and/or shareholders of each of the Selling Securityholders, and the board of directors of the General Partner and all requisite filings with governmental authorities, shall have occurred at or prior to the Closing Time so as to validly authorize the execution and filing by the Partnership of the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, as applicable, and for each of the Selling Securityholders to sell the Units and Additional Units, if any, having the rights, privileges, restrictions and conditions contemplated by the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, as applicable;

(f)

the Underwriters shall have received at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) the letters of the auditors of the Partnership updating each long-form “comfort letter” referred to in Section 6.1 to a date not more than two business days prior to the date of such letter, such letters to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(g)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of each of the Selling Securityholders and the Partnership from Torys LLP addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters. In connection with such opinion, Torys LLP may rely on the opinions of local counsel acceptable to counsel to the Underwriters, as to form, substance and choice of counsel, acting reasonably, as to matters governed by laws of jurisdictions other than the laws of the Province of Ontario, the Province of Alberta, the laws of the State of New York and the federal laws of the United States, and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of the Partnership, and others;

(h)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a 10b-5 negative assurance letter from Torys LLP, the Partnership’s U.S. legal counsel, addressed to the Underwriters, in form and content acceptable to the Underwriters, acting reasonably;

(i)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a legal opinion, dated the Closing Date or the Over-Allotment Closing Date, as applicable, on behalf of the Partnership and BRELP from Torys LLP, to the effect that each of the Partnership and BRELP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(j)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of the Partnership from Appleby (Bermuda) Limited addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(k)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of the Partnership from Latham & Watkins LLP, addressed to the Underwriters with respect to the Partnership’s status as an “investment company” under the Investment Company Act and such other matters as may reasonably be requested by the Underwriters;

(l)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, from their U.S. counsel, Milbank LLP, and a favorable legal opinion of their Canadian counsel, Goodmans LLP, with respect to such matters as the Underwriters may reasonably request;

(m)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received the appropriate legal opinions, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, addressed to the Underwriters and their counsel, as to compliance with the laws of Québec relating to the use of the French language, which required opinions shall be in form and substance satisfactory to the Underwriters’ counsel, acting reasonably;

(n)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Partnership shall have delivered evidence that the Partnership is a “reporting issuer” and is not listed as in default of any requirements of the Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions;

(o)

no order suspending the effectiveness of the U.S. Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act, shall be pending before or threatened by the SEC; the U.S. Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3.2 hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(p)

the Underwriters shall have received a certificate dated the Closing Date and a certificate dated the Over-Allotment Option Closing Date (if applicable) signed by the authorized signing authorities of each of the Selling Securityholders, as may be acceptable to the Underwriters, in form and content satisfactory to the Underwriters’ counsel, acting reasonably, with respect to:

(i)	the articles and by-laws of each of the Selling Securityholders;

(ii)

the resolutions of each of the Selling Securityholders, relevant to the sale of the Units and Additional Units, if any, and the authorization of the other agreements and transactions contemplated herein; and

(iii)	the incumbency and signatures of the applicable authorized signing authorities of each of the Selling Securityholders;

(q)

on or prior to the Closing Time or the Over-Allotment Option Closing Time (if applicable), each of the Selling Securityholders and the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

15	Termination

15.1

In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate and cancel its obligations under this Agreement, without any liability on their or its part, in the following circumstances:

(a)

Regulatory Proceeding Out. If after the Bid Letter Time and prior to the Closing Time, an inquiry, action, suit, investigation (whether formal or informal) or other proceeding is commenced, threatened or announced, or any order or ruling is made or issued under or pursuant to any law of Canada or the United States or any state thereof or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation, pronouncement or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Units or any other securities of the Partnership in any of the Qualifying Jurisdictions or in the United States; or

(b)

Disaster Out. If after the Bid Letter Time and prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence (including any natural catastrophe, act of war, terrorism or similar event or including by way of COVID-19 (but only to the extent that there are material adverse developments related thereto on or after May 27, 2020)), or any governmental action, change of applicable law or regulation (or the judicial interpretation thereof), state, condition or major financial occurrence which, in an Underwriter’s reasonable opinion, might reasonably be expected to have a significant adverse effect on the state of the financial markets in Canada or the United States or the business, operations or capital of the Partnership and its subsidiaries (on a consolidated basis) or the market price or value of the Units; or

(c)

Material Change. If after the Bid Letter Time and prior to the Closing Time, there should occur, be discovered by the Underwriters or be announced by the Partnership, any material change or a change in any material fact which results or, in the sole opinion of such Underwriter, acting reasonably, might be expected to result, in the purchasers of a material number of Units exercising their right under applicable legislation to withdraw from their purchase of Units or, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Units or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the Closing Date or the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus; or

(d)

Financial Market Out. If (i) there is a suspension or material limitation in trading in securities generally on any of the Exchanges, a suspension or material limitation in trading in the Partnership’s securities on any of the Exchanges or (ii) a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States, which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the Closing Date or the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.

15.2

The rights of termination contained in Section 15.1 may be exercised by any Underwriter giving written notice thereof to the Partnership and the Representatives at any time prior to the Closing Time and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Partnership in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability or obligation on the part of the Underwriters to the Partnership or on the part of the Partnership to the Underwriters except in respect of any liability or obligation under any of Sections 17 and 18 which will remain in full force and effect.

16	Conditions

16.1

All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase the Units by notice in writing to that effect given to the Partnership at or prior to the Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

17	Restrictions on Further Issues or Sales

17.1

Neither the Partnership, nor any of its subsidiaries nor the Selling Securityholders will, nor will any of them announce any intention to, directly or indirectly, for a period commencing on the date hereof and ending 60 days after the Closing, without the prior written consent of Scotia Capital, TD Securities and CIBC, on behalf of the Underwriters, which consent shall not be unreasonably withheld, conditioned or delayed, (i) offer or sell, or enter into an agreement to offer or sell any limited partnership units or other securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any limited partnership units or other securities of the Partnership, other than (A) for purposes of directors’, officers’ or employee incentive plans; (B) pursuant to the Partnership’s distribution reinvestment plan; (C) to satisfy any other currently outstanding instruments or other contractual commitments in relation to any transaction that has been disclosed in writing to the Underwriters; (D) limited partnership units issued in connection with an arm’s-length acquisition, merger, consolidation or amalgamation with any company or companies, as long as the party receiving such limited partnership units agrees to be similarly restricted; (E) the issuance of limited partnership units pursuant to the redemption of outstanding REUs; (F) debt securities, preferred limited partnership units or preferred shares not convertible into limited partnership units; (G) the issuance of the Additional Units, (H) limited partnership units and class A exchangeable subordinate voting shares of Brookfield Renewable Corporation (“BEPC Exchangeable Shares”) in connection with the closing of the Partnership’s acquisition of the outstanding Class A common stock of TerraForm Power, Inc. not currently held by the Partnership and its affiliates, (I) BEPC Exchangeable Shares in connection with the previously announced special distribution, (J) any other securities exchangeable into BEPC Exchangeable Shares (K) limited partnership units in satisfaction of any exchange, redemption or acquisition of

BEPC Exchangeable Shares and (L) a transfer by a Selling Securityholder to an affiliate of any securities of the Partnership or securities convertible into, exchangeable for, or otherwise exercisable into securities of the Partnership, (ii) file or cause to be filed, or make any demand for or exercise any right to file or cause to be filed, any registration statement with respect to the registration of any limited partnership units or securities convertible, exchangeable or exercisable into limited partnership units or other securities of the Partnership (other than in connection with (i)(D), (i)(F), (i)(H), (i)(I), (i)(J) or (i)(K) above), or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of limited partnership units.

18	Indemnification

18.1

The Partnership shall indemnify and hold harmless each of the Underwriters (which term, for the purpose of this Section 18 shall be deemed to include affiliates of the Underwriters) and the Underwriters’ respective directors, officers, employees and agents, and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 18, the “Indemnified Underwriter Parties”), from and against all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Units and Additional Units, if any), costs, damages and expenses (including, without limitation, legal fees and other reasonable expenses of investigation and defending any claims or litigation as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any breach of or default under any representation, warranty, covenant or agreement of the Partnership in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of the Partnership to comply with any of its obligations hereunder or thereunder;

(b)

any information or statement (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or any amendments thereto or any other material filed in compliance or intended compliance with Applicable Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) contained in the U.S. Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)

any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) included in any U.S. Preliminary Prospectus, the Disclosure Package, the U.S.

Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)

the Partnership not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(f)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Units, the Additional Units, or any other securities of the Partnership in any of the Qualifying Jurisdictions;

provided that the Partnership shall cease to be liable for indemnification under this Section 18.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact or any omission or alleged omission of a material fact made in the U.S. Base Prospectus, any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or in any other material so filed in reliance upon and in conformity with any information in respect of any of the Underwriters furnished in writing to the Partnership by the Underwriters through the Representatives specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 18.5 below. The rights of indemnity contained in this Section 18.1 in respect of a claim based on a misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission in the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus shall not apply if the Partnership has complied with Section 7.1 and, if applicable, Sections 7.2 and 9.3 and the person asserting such claim was not provided with a copy of the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus (which is required under the Canadian Securities Laws to be delivered to such person by the Underwriters) which corrects such misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission.

18.2

Each of the Selling Securityholders shall indemnify and hold harmless each of the Indemnified Underwriter Parties from and against all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Units and the Additional Units), costs, damages and expenses (including, without limitation, legal fees and other reasonable expenses of investigation and defending any claims or litigation as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any breach of or default under any representation, warranty, covenant or agreement of such Selling Securityholder in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of such Selling Securityholder to comply with any of its obligations hereunder or thereunder;

(b)

any Selling Securityholder Information in respect of such Selling Securityholder in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or any amendments thereto or any other material filed in compliance or intended compliance with Applicable Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact in respect of such Selling Securityholder contained in the Selling Securityholders Information in the U.S. Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)

any untrue statement or alleged untrue statement of a material fact in respect of such Selling Securityholder included in the Selling Securityholders Information in any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)

such Selling Securityholder not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(f)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Selling Securityholders Information in respect of such Selling Securityholder

(except any such proceeding or order based solely upon the activities of any of the Underwriters) which operates to prevent or restrict the trading in or the distribution of the Units, the Additional Units, or any other securities of the Partnership in any of the Qualifying Jurisdictions.

18.3

As used in this Section 18, “Applicable Indemnifying Party” means the Partnership in respect of a claim for indemnification under Section 18.1 and the applicable Selling Securityholder in respect of a claim for indemnification under Section 18.2.

18.4

If any of the Indemnified Underwriter Parties incurs or suffers any loss, claim, demand, damage, cost, expense or liability (other than loss of profit) caused by or arising directly or indirectly by reason of any circumstance described in this Section 18 in respect of which the Applicable Indemnifying Party would be obligated to indemnify pursuant to that Section and is indemnified (pursuant to a legal obligation or otherwise) in respect thereof by any of the Underwriters, then such of the Underwriters who provided such indemnity shall be protected and indemnified by the Applicable Indemnifying Party to the extent thereof. It is intended that the rights to indemnity provided in this Section 18 be held in trust by the Underwriters for the benefit of the Indemnified Parties other than the Underwriters.

18.5

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, each of the Selling Securityholders, each of their respective directors and officers who signed the U.S. Registration Statement and each person who controls the Partnership or each of the Selling Securityholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Partnership Parties” and, together with the Indemnified Underwriter Parties, the “Indemnified Parties”) to the same extent as the indemnity set forth in Section 18.1(c) and (d) above, but only with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting” in the U.S. Preliminary Prospectus and the U.S. Prospectus furnished on behalf of each Underwriter: the information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained under the subheading “Stabilization, Short Positions and Penalty Bids” thereunder.

18.6

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 18.1 and 18.2 are unavailable, in whole or in part, for any reason to an Indemnified Underwriter Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Applicable Indemnifying Party shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Underwriter Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Applicable Indemnifying Party on the one hand and the Underwriters on the other hand from the offering of the Units and Additional Units, if any; or

(b)

if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 18.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the offering of the Units and Additional Units, if any (net of the Underwriting Fee payable to the Underwriters but before deducting expenses), received by each of the Selling Securityholders is to the Underwriting Fee received by the Underwriters. The relative fault of the Applicable Indemnifying Party on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 18.1 which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Applicable Indemnifying Party or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 18.1. The amount paid or payable by an Indemnified Underwriter Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 18.6 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 18.6. Notwithstanding the provisions of this Section 18.6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total Underwriting Fee received by such Underwriter with respect to the offering of the Units and Additional Units, if any, exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 18.6 are several in proportion to their respective purchase obligations hereunder and not joint.

18.7

If any claim contemplated by this Section 18 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Applicable Indemnifying Party or the Underwriters, as applicable (referred to interchangeably for purpose of this Section 18.7 as the “Indemnifying Party”) of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnifying Party of liability under this Section 18 only to the extent that such failure prejudices the ability of the Indemnifying Party to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Indemnifying Party to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of the Indemnifying Party under Section 18.1 with respect to the Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

18.8

The Applicable Indemnifying Party waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or any other document containing or being alleged to contain a misrepresentation, provided that such right against any one of the Underwriters is not waived in respect of losses, claims, demands, costs, damages, expenses or liabilities sustained as a direct or indirect consequence of the Supplemented Canadian Prospectus or any other document containing a misrepresentation of which such Underwriter was aware of at the time it signed the Supplemented Canadian Prospectus or any amendment to the Supplemented Canadian Prospectus or a misrepresentation made in reliance upon and in conformity with information in respect of the Underwriters furnished to the Applicable Indemnifying Party by the Underwriters specifically for use in the preparation of the Supplemented Canadian Prospectus or other document.

18.9	The rights provided in this Section 18 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

19	Expenses

19.1

Whether or not the Offering is completed, the Partnership will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the Offering, including, without limitation, all reasonable fees and disbursements of the Partnership’s legal counsel, all fees and disbursements of auditors, prospectus filing fees, fees and expenses in connection with the qualification of the Units and Additional Units, if any, under the securities laws of the several jurisdictions as provided in Section 3.2(b) and the preparation, printing and distribution of a “blue sky” memorandum (including related fees and expenses of counsel to the Underwriters), if any, rating agency fees and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel. If the Offering is terminated, other than by reason of a default of one of the Underwriters, the Selling Securityholders shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

20	Several Obligations

20.1

The obligations of the Underwriters to purchase the Units and the Additional Units shall be several and not joint, and the percentage of the Units and Additional Units, if any, which each of the Underwriters shall be severally obligated to purchase is as follows:

Scotia Capital Inc.	13.3%
TD Securities Inc.	13.3%
CIBC World Markets Inc.	13.3%
HSBC Securities (Canada) Inc.	11.0%

Citigroup Global Markets Canada Inc.	8.0%
BMO Nesbitt Burns Inc.	8.0%
National Bank Financial Inc.	8.0%
RBC Dominion Securities Inc.	8.0%
Merrill Lynch Canada Inc.	2.0%
Deutsche Bank Securities Inc.	2.0%
Barclays Capital Canada Inc.	2.0%
Credit Suisse Securities (Canada) Inc.	2.0%
Wells Fargo Securities Canada, Ltd.	2.0%
J.P. Morgan Securities Canada Inc.	2.0%
MUFG Securities (Canada), Ltd.	2.0%
Industrial Alliance Securities Inc.	1.0%
Desjardins Securities Inc.	0.5%
BFIN Securities L.P.	0.5%
Manulife Securities Incorporated	0.5%
Raymond James Ltd.	0.5%

Total	100.00%

For the avoidance of doubt, Deutsche Bank Securities Inc. will only distribute the Units and the Additional Units, if any, outside of Canada.

The respective purchase obligations of the Underwriters with respect to the Units and Additional Units, if any, shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

20.2

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Units or Additional Units at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Units or Additional Units not purchased is less than or equal to 10% of the aggregate number of Units or Additional Units agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally the Units or Additional Units not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

20.3

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Units or Additional Units at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Units or Additional Units not purchased is greater than 10% of the aggregate number of Units or Additional Units agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Units or Additional Units shall have the right, but not the obligation, to purchase severally the Units or Additional Units not taken up, on a pro rata basis or as they may otherwise agree as between themselves. In the event that such right is not exercised, the Underwriter or Underwriters which are willing and able to purchase its or their respective percentage of the Units or Additional Units shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Units or Additional Units on submission to the Partnership of reasonable evidence of its or their ability and willingness to fulfill its or their obligations under this Agreement at the Closing Time or Over-Allotment Option Closing Time, as applicable.

20.4

Notwithstanding anything contained in Section 20.2 or 20.3, nothing in this Section 20 shall oblige the Selling Securityholders to sell to the Underwriters less than all of the Units. In addition, nothing contained in Section 20.2 or 20.3, shall relieve from responsibility to the Partnership and each of the Selling Securityholders any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Units.

21	Authority of the Representatives

21.1

All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to Section 14, any notice of termination pursuant to Section 15, any settlement of an indemnified claim pursuant to Section 18 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to each of the Selling Securityholders and the Partnership for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

22	Notices

22.1

Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by telecopier or by hand delivery, delivery or other charges prepaid, and:

if to the Partnership at:

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

Attention:        Jane Sheere

Facsimile No.: (441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP

1114 Avenue of the Americas

23rd Floor

New York, NY 10036-7703

Attention:        Karrin Powys-Lybbe and Mile Kurta

Facsimile No.: (212) 682-0200

if to the Selling Securityholders at:

Brookfield Holdings (Alberta) Limited

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention:        Corporate Secretary

Facsimile No.: (441) 296-4475

Brookfield Investments Corporation

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention:        Corporate Secretary

Facsimile No.: (441) 296-4475

Brookfield Renewable Power Inc.

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention:        Corporate Secretary

Facsimile No.: (441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP

79 Wellington St. West, Suite 3000

TD South Tower

Toronto, Ontario, Canada

M5K 1N2

Attention:        Karrin Powys-Lybbe

Facsimile No.: (416) 865-7380

if to the Underwriters at:

Scotia Capital Inc.

Scotia Plaza

40 King Street West

Box 4085, Station “A”

Toronto, Ontario

Canada M5H 3Y2

Attention: Peter Giacomelli

Facsimile No. 416-863-7117

TD Securities Inc.

66 Wellington St W (9th Floor)

Toronto, ON, M5J 2W4

Attention: John Kroeker

Facsimile No.: 416-983-3176

CIBC World Markets Inc.

161 Bay Street, 6th Floor

Toronto, ON M5J 2S8

Attention: James Brooks

Email: James.Brooks@cibc.com

Tel: 416-594-5438

Facsimile: 416-594-7765

HSBC Securities (Canada) Inc.

70 York Street, 9th Floor

Toronto, ON M5J 1S9

Attention: David Loh

Email: david.w.loh@hsbc.ca

Facsimile: (416) 868-1036

Citigroup Global Markets Canada Inc.

123 Front St W

Toronto, ON M5J 2M2

Attention: Shay Khan, Suite 1900

Tel: 647 296 9554

BMO Nesbitt Burns Inc.

First Canadian Place

100 King Street West, 4th Floor

Attention: Daniel Armstrong

Email: Daniel.Armstrong@bmo.com

National Bank Financial Inc.

1155 Metcalfe Street, 23rd Floor

Montreal, Quebec H2V 3R4

Attention: Martin Robitaille

RBC Dominion Securities Inc.

4th Floor, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario M5J 2W7

Attention: Robert Nicholson

Facsimile: (416) 842-5366

Merrill Lynch Canada Inc.

181 Bay St, Suite 400

Toronto, ON, M5J 2V8

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, NY 10005

Facsimile: (212) 797-4561

Attention:	Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, NY 10005, Attention: General Counsel

Barclays Capital Canada Inc.

333 Bay Street, Suite 4910

Toronto, Ontario M5H 2R2

Attention: Erik Charbonneau

Email: erik.charbonneau@barclays.com

Credit Suisse Securities (Canada), Inc.

One First Canadian Place, Suite 2900

Toronto, Ontario, M5X 1C9

Attention: Michael Comisarow

Email:	michael.comisarow@credit-suisse.com
tony.phan@credit-suisse.com
liam.loewen@credit-suisse.com
parker.hertz@credit-suisse.com

Wells Fargo Securities Canada, Ltd.

22 Adelaide Street West, Suite 2200

Toronto, ON, M5H 4E3

Attention: Akshay Pattni

Tel: (416) 775-2954

JP Morgan Securities Canada Inc.

66 Wellington Street West, Suite 4500

Toronto, Ontario M5K 1E7

MUFG Securities (Canada), Ltd.

Royal Bank Plaza, South Tower

200 Bay Street, Suite 2940, P.O. Box 136

Toronto, ON, M5J 2J1

Attention: Jason Stanger

Email: Jason.Stanger@mufgsecurities.com

Industrial Alliance Securities Inc.

26, Wellington Street East, Suite 700

Toronto, Ontario M5E 1S2

Attention: David Beatty

Email: david.beatty@iagto.ca

Desjardins Securities Inc.

25 York Street, Suite 1000

Toronto Ontario, M5J 2V5

Attention: Andrew Kennedy

Tel: 416-607-3289

BFIN Securities LP

Brookfield Place 1

81 Bay Street, Suite 260

Toronto, ON M5J 2T3

Attention: Mark Dano

Email: mark.dano@bfin.com

Manulife Securities Incorporated

2402 - 79 Wellington Street West

Toronto, Ontario M5K 1K2

Attention: Stephen Arvanitidis

Email: stephen_arvanitidis@manulife.ca

and

Raymond James Ltd.

Scotia Plaza

40 King Street West, Suite 5400

Toronto, ON M5H 3Y2

Attention: Jim Tower

Email: jim.tower@raymondjames.ca

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attention: Paul Denaro

and a copy (which shall not constitute notice) to:

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Attention:         Bill Gorman and Emily Ting

Facsimile No.: (416) 979-1234

Any such notice or other communication shall be deemed to be given at the time telecopied or delivered, if telecopied or delivered to the recipient on a business day (in Toronto, Ontario) and before 5:00 p.m. (Toronto time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (Toronto time) on the next following business day (in Toronto, Ontario).

23	Relationship of Underwriters with TMX Group Limited

23.1

Each of CIBC and National Bank Financial Inc., or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and each of CIBC and National Bank Financial Inc., or an affiliate thereof, may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

24	Miscellaneous

24.1

In connection with the distribution of the Units and the Additional Units, if any, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws, over-allot or effect transactions which stabilize or maintain the market price of the Units at levels above those which might otherwise prevail on the open market in compliance with Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

24.2

The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Units and the Additional Units, if any, and shall continue in full force and effect until three years from Closing Date unaffected by any subsequent disposition by the Underwriters of the Units and Additional Units, if any.

24.3	Time shall be of the essence of this Agreement.

24.4

This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

24.5

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

24.6

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

24.7	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

24.8

The Partnership and each of the Selling Securityholders hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership and each of the Selling Securityholders irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Partnership and each of the Selling Securityholders irrevocably appoints Torys LLP as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Partnership and/or each of the Selling Securityholders, as applicable, by the person serving the same to the address provided in Section 22.1, shall be deemed in every respect effective service of process upon the Partnership and/or each of the Selling Securityholders, as applicable, in any such suit or proceeding. The Partnership and each of the Selling Securityholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

24.9

The Partnership and each of the Selling Securityholders acknowledges and agrees that (a) the purchase and sale of the Units and the Additional Units pursuant to this Agreement, including the determination of the offering price of the Units and the Additional Units, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between each of the Selling Securityholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of each of the Selling Securityholders or the Partnership or its unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of each of the Selling Securityholders or the Partnership with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising each of the Selling Securityholders or the Partnership on other matters) and no Underwriter has any obligation to each of the Selling Securityholders or the Partnership with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Selling Securityholders and/or the Partnership and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and each of the Selling Securityholders and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

24.10

Each of the Selling Securityholders, the Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.11

The obligation of the Partnership or any Selling Securityholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Partnership and/or such Selling Securityholder, as applicable, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the partnership and/or such Selling Securityholders, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

24.12	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24.12:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.13	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

Please	confirm your acceptance of this offer by signature of an authorized officer or officers in the space set forth below.

Yours	very truly,

SCOTIA CAPITAL INC.

By:	/s/ Peter Giacomelli
Name: Peter Giacomelli
Title: Managing Director Head of Financial Sponsors & Infrastructure

TD SECURITIES INC.

By:	/s/ John Kroeker
Name: John Kroeker
Title: Managing Director

CIBC WORLD MARKETS INC.

By:	/s/ James Brooks
Name: James Brooks
Title: Managing Director

HSBC SECURITIES (CANADA) INC.

By:	/s/ David W. Loh
Name: David W. Loh
Title: Director, Debt Capital Markets

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Grant Kernaghan
Name: Grant Kernaghan
Title: Chairman

BMO NESBITT BURNS INC.

By:	/s/ Daniel Armstrong
Name: Daniel Armstrong
Title: Director

NATIONAL BANK FINANCIAL INC.

By:	/s/ Martin Robitaille
Name: Martin Robitaille
Title: Managing Director

RBC DOMINION SECURITIES INC.

By:	/s/ Robert Nicholson
Name: Robert Nicholson
Title: Managing Director

MERRILL LYNCH CANADA INC.

By:	/s/ Eric Giroux
Name: Eric Giroux
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Manoj Mahtani
Name: Manoj Mahtani
Title: Director

By:	/s/ Samir Abu-Khadra
Name: Samir Abu-Khadra
Title: Director

BARCLAYS CAPITAL CANADA INC.

By:	/s/ Erik Charbonneau
Name: Erik Charbonneau
Title: Managing Director

CREDIT SUISSE SECURITIES (CANADA), INC.

By:	/s/ Michael Comisarow
Name: Michael Comisarow
Title: Managing Director

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Darin Deschamps
Name: Darin Deschamps
Title: Head

JP MORGAN SECURITIES CANADA INC.

By:	/s/ David Rawlings
Name: David Rawlings
Title: Managing Director

MUFG SECURITIES (CANADA), LTD.

By:	/s/ Jason Stanger
Name: Jason Stanger
Title: Director

INDUSTRIAL ALLIANCE SECURITIES INC.

By:	/s/ David Beatty
Name: David Beatty
Title: Managing Director, Investment Banking

DESJARDINS SECURITIES INC.

By:	/s/ Andrew Kennedy
Name: Andrew Kennedy
Title: Managing Director

BFIN SECURITIES L.P.

By:	/s/ Mark Murski
Name: Mark Murski
Title: Managing Partner

MANULIFE SECURITIES INCORPORATED

By:	/s/ Stephen Arvanitidis
Name: Stephen Arvanitidis
Title: Managing Director, Capital Markets Group

RAYMOND JAMES LTD.

By:	/s/ James A. Tower
Name: James A. Tower
Title: Managing Director

Accepted and agreed to as of this 27th day of May, 2020.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD HOLDINGS (ALBERTA) LIMITED

By:	/s/ Thomas Lui
Name: Thomas Lui
Title: Director

BROOKFIELD INVESTMENTS CORPORATION

By:	/s/ Edward Kress
Name: Edward Kress
Title: Director

BROOKFIELD RENEWABLE POWER INC.

By:	/s/ Jennifer Mazin
Name: Jennifer Mazin
Title: Senior Vice-President and Secretary

Schedule A

The initial price to the public of the Units: $48.85 per Unit.

Schedule B

Issuer Free Writing Prospectuses

1.	Issuer free writing prospectus dated May 26, 2020 (term sheet).

2.	Issuer free writing prospectus dated May 26, 2020 (press release).